EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Laken Avonne Rapier	Joseph Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	LRapier@ashfordinc.com	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES AGREEMENT TO SELL THE
COURTYARD BOSTON DOWNTOWN
DALLAS – December 4, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it has signed a definitive agreement to sell the 315-room Courtyard Boston Downtown located in Boston, Massachusetts for $123.0 million ($390,500 per key). The sale is expected to be completed in January 2025 and is subject to normal closing conditions. The Company provides no assurances that the sale will be completed on these terms or at all.
When adjusted for the Company’s anticipated capital expenditures, the sale price represents a 5.9% capitalization rate on net operating income for the trailing twelve months ended September 30, 2024, or 14.3x Hotel EBITDA for the same time period. Excluding the anticipated capital spend, the sale price represents a 6.9% capitalization rate on net operating income for the trailing twelve months ended September 30, 2024, or 12.3x Hotel EBITDA for the same time period.
“We are pleased to announce the signed agreement to sell the Courtyard Boston Downtown at a very attractive cap rate,” commented Stephen Zsigray, Ashford Trust’s President and Chief Executive Officer. “This sale will not only deleverage our BAML Highland Pool loan, but will also result in significant capital expenditure savings. We continue to have several assets in the market at various stages of the sales process and are encouraged by the improved sentiment we are seeing in the transaction market.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford Hospitality Trust, Inc.
Courtyard Boston Downtown
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
(Unaudited, in millions)

12 Months Ended
September 30, 2024
Net income (loss)	$(1.8)
Interest expense	8.7
Depreciation and amortization	3.1
Hotel EBITDA	$10.0
Capital reserve	(1.5)
Hotel Net Operating Income	$8.5

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All information in this table is based upon unaudited operating financial data for the twelve month period ended September 30, 2024. This data has not been audited or reviewed by the Company’s independent registered public accounting firm. The financial information presented could change.
EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles, before interest, taxes, depreciation and amortization. Hotel EBITDA multiple is defined as the purchase price divided by the trailing 12 month EBITDA. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s hotel EBITDA minus a capital expense reserve of 5% of gross revenues.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our plan to pay off strategic financing; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; the impact of technology on our operations and business; the risk that the notice and noncompliance with NYSE continued listing standards may impact the Company’s results of operations, business operations and reputation and the trading prices and volatility of the Company's common stock; and the Company's ability to regain compliance with the NYSE continued listing standards. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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